Exhibit 5.2

March 30, 2015

Caesars Growth Properties Holdings, LLC

Caesars Growth Properties Finance, Inc.

PHWLV, LLC

c/o Caesars Growth Properties Holdings, LLC

One Caesars Palace Drive

Las Vegas, Nevada 89109

Ladies and Gentlemen:

We have acted as special Nevada counsel to PHWLV, LLC, a Nevada limited liability company (the “Nevada Subsidiary Guarantor”), Caesars Growth Properties Holdings, LLC, a Delaware limited liability company, and Caesars Growth Properties Finance, Inc., a Delaware corporation (together, the “Issuers” and collectively with the Nevada Subsidiary Guarantor, the “Companies”), with the filing by the Companies of a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of up to $675,000,000 aggregate principal amount of 9.375% Second-Priority Senior Secured Notes due 2022 (the “Exchange Notes”) to be issued under the Indenture, dated as of April 17, 2014 (the “Original Indenture”), by and among the Issuers and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), as amended and supplemented by the Supplemental Indenture, dated as of May 20, 2014 (the “Supplemental Indenture”), by and among the Companies, the Trustee and the other parties thereto (the Original Indenture, as so amended and supplemented by the Supplemental Indenture, the “Indenture”), and the Registration Rights Agreement, dated as of April 17, 2014, by and among the Issuers and Citigroup Global Markets, Inc. as representative of the purchasers of the Original Notes (as defined below), as supplemented by the Joinder Agreement to Registration Rights Agreement, dated as of May 20, 2014, by and among the Subsidiary Guarantors (as defined therein) party thereto, including the Nevada Subsidiary Guarantor (as so supplemented, the “Registration Rights Agreement”), and the related guarantees of such Exchange Notes (the “Exchange Guarantees” and together with the Exchange Notes, the “Exchange Securities”). The Exchange Notes will be issued in exchange for a corresponding like principal amount of outstanding 9.375% Second-Priority Senior Secured Notes due 2022 issued pursuant to the Indenture (collectively, the “Original Notes”), and the Exchange Guarantees will be issued respectively in exchange for the guarantees issued for the corresponding Original Notes.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Nevada Subsidiary Guarantor in connection with the authorization and issuance of the Exchange Securities, all as referenced in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions expressed below, we have assumed all such proceedings have been or will be timely completed in the manner presently proposed and the terms of such issuance will be in compliance with applicable laws.

We have examined originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, the Indenture (including the Supplemental Indenture) and the Registration Rights Agreement, (ii) the articles of organization and operating agreement of the Nevada Subsidiary Guarantor, each as amended to date (the “Governing Documents”), (iii) the resolutions of the sole member of the Nevada Subsidiary Guarantor with respect to the Indenture and the Exchange

100 North City Parkway, Suite 1600 Las Vegas, NV 89106-4614 main 702.382.2101

bhfs.com	Brownstein Hyatt Farber Schreck, LLP

Caesars Growth Properties Holdings, LLC

Caesars Growth Properties Finance, Inc.

PHWLV, LLC

March 30, 2015

Securities, (iv) a Nevada good standing certificate, dated as of a recent date, with respect to the Nevada Subsidiary Guarantor and (v) such other documents, agreements, instruments, certificates and records as we have deemed necessary or appropriate for the purpose of issuing this opinion letter. We have obtained from officers and other representatives and agents of the Nevada Subsidiary Guarantor and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary and appropriate for the purpose of issuing this opinion letter.

Without limiting the generality of the foregoing, we have, with your permission, assumed without independent verification that (i) the obligations of each party set forth in the documents we have reviewed are its valid and binding obligations, enforceable against such party in accordance with their respective terms; (ii) the statements of fact and representations and warranties set forth in the documents we reviewed are true and correct as to factual matters; (iii) each natural person executing a document has sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (v) all limited liability company records made available to us by the Nevada Subsidiary Guarantor, and all public records we have reviewed, are accurate and complete.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, or any state securities or “blue sky” laws, rules or regulations.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, we are of the opinion that:

1. The Nevada Subsidiary Guarantor is validly existing as a limited liability company and in good standing under the laws of the State of Nevada.

2. The Nevada Subsidiary Guarantor has the limited liability company power and authority to execute and deliver the Supplemental Indenture and the Exchange Securities to which it is a party and to perform its obligations thereunder and under the Indenture.

3. The execution and delivery by the Nevada Subsidiary Guarantor of the Supplemental Indenture and the Exchange Securities to which it is a party and the performance by the Nevada Subsidiary Guarantor of its obligations thereunder and under the Indenture (a) have been duly authorized by the Nevada Subsidiary Guarantor and (b) do not violate the Governing Documents.

4. The Nevada Subsidiary Guarantor has duly executed and delivered the Supplemental Indenture.

The opinions contained herein are subject to, and we express no opinion as to, the effect of bankruptcy, insolvency, reorganization, moratorium, anti-deficiency, and other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, the federal Bankruptcy Code, the Uniform Fraudulent Transfer Act (as codified in Nevada Revised Statutes Chapter 112), and any other laws, rules and regulations relating to fraudulent or unlawful conveyances, distributions and transfers.

Caesars Growth Properties Holdings, LLC

Caesars Growth Properties Finance, Inc.

PHWLV, LLC

March 30, 2015

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence as of the date of this opinion letter. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in any laws or facts after such time as the Registration Statement is declared effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. Subject to all of the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, Paul, Weiss, Rifkind, Wharton & Garrison LLP may rely on this opinion letter as if it were an addressee hereof on this date for the sole purpose of rendering its opinion letter to the Companies relating to the validity of the Exchange Securities, as filed with the Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Brownstein Hyatt Farber Schreck, LLP